UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 12, 2013, American Equity Investment Life Holding Company (the “Company”) entered into an amendment (the “First Amendment”) to the Credit Agreement, dated as of January 28, 2011, among the Company, the lenders and agents from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The First Amendment permits the Company to issue the $400 million aggregate principal amount of senior unsecured notes due 2021 (the “Notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The First Amendment further permits future guarantees of the Notes by subsidiaries of the Company.

The foregoing description is qualified in its entirety by the terms of the First Amendment, which is attached hereto as Exhibit 10.1.

Item 8.01                                           Other Events.

In a press release on July 12, 2013, American Equity Investment Life Holding Company announced the pricing of $400 million aggregate principal amount of 6.625% Senior Notes due 2021. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

First Amendment, dated July 12, 2013, to the Credit Agreement dated January 28, 2011 among American Equity Investment Life Holding Company, JPMorgan Chase Bank, National Association, Suntrust Bank and Deutsche Bank Securities, Inc.

99.1	Press Release dated July 12, 2013, announcing pricing of $400 million offering of notes by American Equity Investment Life Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment, dated July 12, 2013, to the Credit Agreement dated January 28, 2011 among American Equity Investment Life Holding Company, JPMorgan Chase Bank, National Association, Suntrust Bank and Deutsche Bank Securities, Inc.

99.1	Press Release dated July 12, 2013, announcing pricing of $400 million offering of notes by American Equity Investment Life Holding Company.